Exhibit 10.2

FIRST AMENDED AND RESTATED CREDIT AGREEMENT

BY AND AMONG

AMERICAN AWS-3 WIRELESS III L.L.C.

(AS LENDER)

AND

SNR WIRELESS LICENSECO, LLC

(AS BORROWER)

AND

SNR WIRELESS HOLDCO, LLC

(AS GUARANTOR)

Dated as of October 13, 2014

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

FIRST AMENDED AND RESTATED CREDIT AGREEMENT

This First Amended and Restated Credit Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Credit Agreement”) is entered into as of October 13, 2014 (the “Effective Date”), by and among AMERICAN AWS-3 WIRELESS III L.L.C., a Colorado limited liability company (solely in its capacity as lender hereunder, “Lender”), SNR WIRELESS LICENSECO, LLC, a Delaware limited liability company (“Borrower”), as borrower, and SNR WIRELESS HOLDCO, LLC, a Delaware limited liability company (“Guarantor”), as guarantor.

RECITALS

WHEREAS, the FCC has announced that it will auction licenses to use spectrum in the 1695-1710 MHz and 1755-1780/2155-2180 MHz bands in an auction designated by the FCC as Auction Number 97 (the “Auction”) and that is currently scheduled by the FCC to begin on November 13, 2014, as the same may be rescheduled or modified by the FCC;

WHEREAS, through the Borrower, Lender desires to participate in the Auction together with SNR Wireless Management, LLC, a Delaware limited liability company (“SNR”), and SNR desires to participate in the Auction together with Lender;

WHEREAS, Borrower is a wholly-owned subsidiary of Guarantor;

WHEREAS, contemporaneously with the execution and delivery of this Credit Agreement, SNR, Lender and Guarantor have entered into the LLC Agreement (as defined below);

WHEREAS, SNR is the sole manager of Guarantor;

WHEREAS, it is the intention of the parties that, subject to the application of the FCC Rules, Borrower will be entitled to the Auction Benefits in the Auction as a result of SNR’s qualification as a “very small business” under the terms of the FCC Rules in effect on the initial application date of the Auction, including Sections 1.2110(b)(1) and 27.1106(a)(2) of the FCC Rules;

WHEREAS, the Auction Benefits are of substantial value to Borrower;

WHEREAS, in order to induce SNR to permit Lender to invest in Borrower through Guarantor and to enter the LLC Agreement, and in consideration therefor, Lender wishes to make and establish a line of credit for Borrower in the aggregate amount not to exceed the Loan Commitment Amount for the purposes of (i) Borrower participating as a bidder and obtaining Licenses in the Auction; (ii) facilitating the Build-Out and operation of the License Systems and (iii) Borrower making certain limited distributions to Guarantor;

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

WHEREAS, it is a condition precedent to SNR entering into the LLC Agreement and participating in the Auction through Borrower that each of Lender and the Loan Parties executes and delivers this Credit Agreement; and

WHEREAS, as of September 12, 2014, Lender, Borrower, and Guarantor entered into a credit agreement relating to the matters set forth herein (“Original Credit Agreement”), and, pursuant to Section 8.7 of the Original Credit Agreement, Lender, Borrower, and Guarantor wish to amend and restate the Original Credit Agreement to read as set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

Section 1.                                        Defined Terms and Rules of Interpretation

1.1                               Definitions.  The following terms shall have the following meanings in this Credit Agreement:

“Acquisition Sub-Limit” shall mean the dollar amount equal to the sum of (a) the net purchase price of all Licenses for which Borrower is the Winning Bidder in the Auction minus the amount of all capital contributions made by the Guarantor to the Borrower for the purpose of making payments to the FCC, plus (b) all amounts needed by Borrower to pay any withdrawal or other FCC penalties, which shall be used solely to participate in the Auction and to pay the net winning bids for licenses for which Borrower is the Winning Bidder, including to make any required deposits or down payments to the FCC in connection therewith, and to make payments to the FCC for bid withdrawal payment obligations pursuant to Section 2.2(a)(ii).

“Adverse FCC Action” shall have the meaning set forth in Section 8.12(a).

“Adverse FCC Action Reformation” shall have the meaning set forth in Section 8.12(a).

“Affiliate” shall mean, with respect to a Person, any other Person that either directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with such Person at any time during the period for which the determination of affiliation is being made; provided that the Members shall not be deemed to be the Affiliates of Borrower, Guarantor, and the Borrower Subsidiaries for purposes of this Credit Agreement; provided, further, however, that for purposes of this Credit Agreement, EchoStar Corporation and EchoStar Corporation’s direct and indirect subsidiaries will not be considered or deemed to be Affiliates of Lender.  For the avoidance of doubt, for purposes of this Credit Agreement, Lender is not an Affiliate of the Borrower or Guarantor.

“Amortization Commencement Date” shall mean the date sixty days following the fifth anniversary of the last Initial Grant Date (as defined in the LLC Agreement); provided,

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

however, that if SNR exercises its Put Right (as defined in the LLC Agreement) in accordance with the terms of the LLC Agreement prior to such date and has not been paid in full the Put Price (as defined in the LLC Agreement) in connection therewith, then the Amortization Commencement Date shall be extended to the first Business Day following the date on which the SNR Members have been paid in full the Put Price.

“Applicable Law” shall mean with respect to any Person, any federal, state, local or foreign law, statute, ordinance, rule, regulation, Judgment, order, injunction or decree or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether in effect as of the Effective Date or thereafter, and in each case as amended, applicable to such Person or its Affiliates or their respective assets, including the FCC Rules.

“Auction” shall have the meaning set forth in the recitals hereto.

“Auction Benefits” means the eligibility of the License Company and its Subsidiaries to hold any of the licenses for which the License Company is the Winning Bidder in the Auction the ability of the License Company and each of its Subsidiaries to realize the twenty five percent (25%) Bidding Credits and other financial benefits that it derives from its status as a Qualified Person without the payment of unjust enrichment penalties with respect to such Bidding Credits.

“Auction Date” shall mean the date on which the first round of bidding in the Auction commences.

“Auction Funds” shall mean funds paid by the Borrower to the FCC in accordance with FCC Rules (a) to become eligible to participate in the Auction; (b) as a down payment or winning bid payment for any license for which Borrower is the Winning Bidder or (c) as an Auction related bid withdrawal payment.

“Balance Amount” shall have the meaning set forth in Section 2.2(a)(iii).

“Bidding Credit” means, with respect to any license for which Borrower was the Winning Bidder, an amount equal to the excess of the gross winning bid placed in the Auction by Borrower for such license over the net winning bid placed in the Auction by Borrower for such license.

“Bidding Protocol” shall mean the Bidding Protocol and Joint Bidding Arrangement, dated as of September 12, 2014 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms), by and among SNR, Lender, Guarantor, Borrower, and, for purposes of Sections 4 and 5 thereof only, American AWS-3 Wireless I L.L.C..

“Borrower” shall have the meaning set forth in the preamble hereto.

“Borrower Change in Control Event” shall be deemed to have occurred if (a) there shall be consummated (i) any consolidation or merger of Borrower in which Borrower is not the

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

continuing or surviving entity, other than a merger of Borrower in which the holders of the equity securities of Borrower immediately prior to such merger have the same proportionate ownership of the voting equity securities of the surviving entity immediately after the merger or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Borrower; (b) the member(s) of Borrower approve any plan or proposal for the liquidation or dissolution of Borrower or (c) Borrower ceases to be a wholly-owned Subsidiary of Guarantor.

“Borrower Material Adverse Effect” shall mean a material adverse effect on the business, properties, assets, liabilities, prospects, or condition (financial or otherwise) of Borrower and the Borrower Subsidiaries, taken as a whole, except for any such effects resulting directly or indirectly from (a) changes in the wireless broadband industry generally; (b) changes in general economic conditions or the financial, banking or securities markets generally (including any disruption thereof and any decline in the price of any security or any market index); (c) any act of war, armed hostilities or terrorism, or the escalation of hostilities; (d) changes in GAAP or its application and (e) changes in Applicable Law (including the FCC Rules) affecting the wireless broadband industry generally.

“Borrower Obligations” shall mean the collective reference to the payment and performance by Borrower of each covenant and agreement of Borrower contained in this Credit Agreement and the other Loan Documents to which Borrower is a party or by which it is bound.

“Borrower Subsidiary” shall mean each Subsidiary of Borrower, each of which shall be a Delaware limited liability company (unless otherwise consented to by Lender) and shall be wholly owned by Borrower.

“Build-Out” shall mean the construction and associated operation by Borrower and the Borrower Subsidiaries of a fixed or mobile wireless system using the spectrum authorized for use under the Licenses in accordance with the technical parameters, including coordination, set forth in the FCC Rules.

“Build-Out Loan Request” shall have the meaning set forth in Section 2.2(b).

“Build-Out Sub-Limit” shall mean on and after the Effective Date, an amount equal to *** plus such additional amounts as Borrower and Lender mutually agree are necessary to meet the Borrower’s and its Subsidiaries’ Build-Out plans, which shall be used by Borrower to fund the Build-Out and initial operation of the License Systems, including payment of management or similar fees (whether by Borrower, Guarantor or any of their Subsidiaries), if any, to SNR and Lender.

“Business” shall have the meaning given to that term in the LLC Agreement.

“Business Day” shall mean any day other than Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required to close under the laws of the State of New York.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

“Claims” shall have the meaning set forth in Section 8.4.

“Commitment Period” shall mean the period commencing on the Effective Date and expiring on the earliest to occur of (a) the Maturity Date; (b) the date that the LLC Agreement is terminated by either party pursuant to Section 13.1(b) of the LLC Agreement; (c) the date on which the Management Agreement has been terminated (following the expiration of the applicable notice period) by Lender pursuant to Section 10.2(b) thereof (other than Section 10.2(b)(iv)); (d) the date that is one hundred eighty (180) days after the date on which the Borrower or any Borrower Subsidiary enters into any contract or agreement pursuant to which any direct competitor of Lender or any entity in which any direct competitor of Lender owns, directly or indirectly, an interest in excess of twenty percent (20%), is engaged to provide management or material technical services to the Borrower or any Borrower Subsidiary in the nature of those provided by Lender under the Management Agreement; (e) the Mandatory Prepayment Date.

“Consolidated Net Income” shall have the meaning set forth in Section 6.16(b)(i).

“Control” (including the correlative meanings of the terms “Controlled by,” “Controlling” and “under Common Control with”) as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise.

“Control Agreement” shall mean such agreements, instruments or other documents that Lender shall reasonably request (subject to the terms and conditions of the Intercreditor and Subordination Agreement) from time to time from any of Guarantor, Borrower or any of Borrower’s Subsidiaries granting Lender “control” (as such term is used in Section 9-104 of the Uniform Commercial Code of the State of Delaware) in order to perfect, to ensure the continued perfection of, and to protect the assignment and security interest granted or intended to be granted in any deposit or securities accounts of Guarantor, Borrower or any Borrower Subsidiaries or such other deposit or securities accounts in which Guarantor, Borrower or any Borrower Subsidiaries may have an interest.

“Credit Agreement” shall have the meaning set forth in the preamble hereto.

“Default Rate” shall have the meaning set forth in Section 2.3(f).

“Down Payment Amount” shall have the meaning set forth in Section 2.2(a)(ii).

“Down Payment Date” shall have the meaning set forth in Section 2.2(a)(ii).

“Economic Element” shall have the meaning set forth in Section 8.12(a).

“Effective Date” shall have the meaning set forth in the preamble hereto.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

“Equity Interests” means capital stock, partnership interests, limited liability company interests or other ownership or beneficial interests of any Person.

“Event of Default” shall have the meaning set forth in Section 7.1.

“Excess Cash” shall mean, for any period, the sum of all cash and cash equivalents held by Guarantor, Borrower and any of its Subsidiaries at the time of determination in excess of such amount required (as determined in good faith by Borrower) for Guarantor, Borrower and the Borrower Subsidiaries to satisfy the then current liabilities of Guarantor, Borrower and the Borrower Subsidiaries and provide a reasonable reserve for the future liabilities (including obligations to make distributions pursuant to Section 3.1(b) of the LLC Agreement) and then current and future operating expenses and capital expenditures of Guarantor, Borrower and the Borrower Subsidiaries.

“FCC” shall mean the Federal Communications Commission or any successor agency or entity performing substantially the same functions.

“FCC Rules” shall mean the Communications Act of 1934, as amended by, inter alia, the Telecommunications Act of 1996, codified at 47 U.S.C. § 151 et seq., as it may be amended in the future, including the rules and regulations established by the FCC and codified in Title 47 of the Code of Federal Regulations, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time hereafter, and effective orders, rulings, and public notices of the FCC.

“Final Principal Amount” shall have the meaning set forth in Section 2.3(c).

“Financing Statements” shall mean such UCC financing statements and other instruments reasonably required by Lender to create, perfect and/or maintain the security interests granted by the Loan Parties under the Pledge Agreement and the Security Agreement.

“Funding Date” shall mean each date on which Lender makes a Loan to Borrower.

“GAAP” means generally accepted accounting principles as used in the United States by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants, as in effect from time to time.

“Governmental Authority” shall mean any government or political subdivision thereof, whether domestic or foreign, including any national, state, regional, provincial, county, city, municipal, local or other governmental department, ministry, commission, board, bureau, agency, regulatory body or authority, instrumentality, judicial or administrative body, having jurisdiction over the matter or matters in question, including the FCC.

“Guarantor” shall have the meaning set forth in the preamble hereto.

“Guarantor Change in Control Event” shall be deemed to have occurred if (a) there shall be consummated (i) any consolidation or merger of Guarantor in which Guarantor is not the

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

continuing or surviving entity, other than a merger of Guarantor in which the holders of the voting equity securities of Guarantor immediately prior to the merger have the same proportionate ownership of the voting equity securities of the surviving entity immediately after the merger or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Guarantor or (b) the member(s) of Guarantor approve any plan or proposal for the liquidation or dissolution of Guarantor.

“Guarantor Material Adverse Effect” shall mean a material adverse effect on the business, properties, assets, liabilities, prospects, or condition (financial or otherwise) of Guarantor and its Subsidiaries, taken as a whole, except for any such effects resulting directly or indirectly from (a) changes in the wireless broadband industry generally; (b) changes in general economic conditions or the financial, banking or securities markets generally (including any disruption thereof and any decline in the price of any security or any market index); (c) any act of war, armed hostilities or terrorism, or the escalation of hostilities; (d) changes in GAAP or its application and (v) changes in Applicable Law (including the FCC Rules) generally affecting the wireless broadband industry.

“Guarantor Obligations” means all liabilities and obligations of Guarantor that may arise under or in connection with this Credit Agreement (including under Section 3) and the other Loan Documents to which it is a party or by which it is bound, whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses and otherwise.

“Initial Application Date” means September 12, 2014.

“Initial Loan Amount” shall have the meaning set forth in Section 2.2(a)(i).

“Initial Loan Date” shall have the meaning set forth in Section 2.2(a)(i).

“Intercreditor and Subordination Agreement” shall mean the Intercreditor and Subordination Agreement, dated as of the date of the Original Credit Agreement, by and between Lender and SNR, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Interest Purchase Agreement” shall mean the Interest Purchase Agreement, dated as of the date of the Original Credit Agreement, by and among SNR, Guarantor, Borrower and Lender, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Judgment” shall mean any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court, or arbiter, and any order of or by any other Governmental Authority.

“Lender” shall have the meaning set forth in the preamble hereto.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

“License” shall mean any license (a) issued by the FCC to the Borrower for which Borrower is a Winning Bidder in the Auction or (b) any other license issued by the FCC (i) now to the Borrower or a Borrower Subsidiary or (ii) hereafter held by Borrower or a Borrower Subsidiary.

“License System” shall mean the fixed or mobile wireless system(s) licensed to, constructed and operated, or to be constructed and operated, by the Borrower and/or any Borrower Subsidiaries for the purpose of providing service authorized under a License or Licenses in each of the Markets.

“Litigation” shall mean any claim, action, suit, proceeding, arbitration, investigation, hearing or other activity or procedure that could result in a Judgment, and any notice of any of the foregoing.

“LLC Agreement” shall mean the First Amended and Restated Limited Liability Company Agreement of SNR Wireless HoldCo, LLC, a Delaware limited liability company, by and between Lender, Atelum LLC, and SNR, dated as of the Effective Date, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Loan Commitment Amount” shall mean the aggregate sum of (a) the Acquisition Sub-Limit, and (b) the Build-Out Sub-Limit, and (c) the Working Capital Amount.

“Loan Documents” shall mean this Credit Agreement, the Note, the Security Agreement, the Pledge Agreement, the Control Agreement(s), the Intercreditor and Subordination Agreement, and all other agreements, instruments, certificates and other documents at any time executed and delivered pursuant to or in connection herewith or therewith, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time after the Effective Date in accordance with terms hereof and thereof.  For the avoidance of doubt, the Loan Documents shall not include the LLC Agreement, the Management Agreement, the Trademark License Agreement or any agreement, instrument, certificate or other document at any time executed and delivered pursuant to or in connection with the LLC Agreement, the Management Agreement or the Trademark License Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time after the Effective Date in accordance with the terms thereof.

“Loan Parties” shall mean Borrower, Guarantor and, upon its respective formation, each Borrower Subsidiary.

“Loans” shall mean the loans to Borrower evidenced by the Note, not to exceed in the aggregate the Loan Commitment Amount.  Each advance made under the Note is a Loan.

“Management Agreement” shall mean the Management Services Agreement, dated as of the date of the Original Credit Agreement, by and between the Borrower and the Management

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Company, as the same may be amended, modified, supplemented or amended and restated from time to time in accordance therewith.

“Management Company” means the Management Company under the Management Agreement, which initially is Lender.

“Mandatory Prepayment Date” shall mean the date on which Borrower receives a refund of Auction Funds (less any amounts retained by the FCC) because (a) Borrower is not the Winning Bidder for any Licenses or (b) Borrower is the Winning Bidder under a license or licenses issued by the FCC in the Auction and the FCC does not grant at least one such license to Borrower.

“Market” shall mean the geographic area(s) in which Borrower or any of the Borrower Subsidiaries is authorized by the FCC to provide fixed or mobile wireless services under a license issued by the FCC.

“Maturity Date” shall mean the date that is sixty days following the seventh anniversary of the last Initial Grant Date (as defined in the LLC Agreement).

“Member(s)” shall have the meaning given to the term in the LLC Agreement.

“Moody’s” shall have the meaning set forth in Section 6.10.

“Non-American III Parties” shall have the meaning set forth in Section 8.12(a).

“Note” shall mean that certain promissory note in the form attached hereto as Exhibit B, executed by Borrower in favor of Lender and delivered by Borrower to Lender in accordance with the terms of this Credit Agreement.

“Permitted Disposition” means a disposition of the assets of Borrower or any Borrower Subsidiary pursuant to (a) the SNR Security Agreement, (b) the SNR Pledge Agreement, or (c) the Interest Purchase Agreement, and any guarantees relating thereto, or (d) the LLC Agreement to the extent permitted in order to satisfy Guarantor’s obligations under Article 8 of the LLC Agreement, and in each such case in accordance with the terms and provisions of such agreements and (x) Section 6.3 of the LLC Agreement and (y) the Intercreditor and Subordination Agreement.

“Permitted Distribution” means (a) payments made pursuant to and in accordance with the terms and provisions of (i) Section 3.1(b) of the LLC Agreement, (ii) Section 3.3 of the LLC Agreement or (iii) Section 8.4, Section 11.4 or Section 13.1(b) of the LLC Agreement (including, in each case, distributions by Borrower or its Subsidiaries to Guarantor to enable Guarantor to make such Permitted Distributions) or (b) payments to SNR in exchange for membership interests in Guarantor pursuant to the provisions of Article 8 of the LLC Agreement or pursuant to the provisions of the Interest Purchase Agreement or the SNR Security Documents

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(including distributions by Borrower or its Subsidiaries to Guarantor to enable Guarantor to make such Permitted Distributions).

“Permitted Liens” shall mean (a) any and all liens and security interests created pursuant to any of the Loan Documents or pursuant to the SNR Security Documents; (b) liens for taxes, fees, assessments and governmental charges or levies not delinquent or that are being contested in good faith by appropriate proceedings; provided, however, that Borrower and the Borrower Subsidiaries shall have set aside on their books and shall maintain adequate reserves for the payment of same in conformity with GAAP; (c) liens, deposits or pledges made to secure statutory obligations, surety or appeal bonds, or bonds for the release of attachments or for stay of execution, or to secure the performance of bids, tenders, contracts (other than for the payment of borrowed money), leases or for purposes of like general nature in the ordinary course of business (including landlords’, carriers’, warehousemen’s, mechanics’, workers’, suppliers’, materialmen’s, or repairmen’s liens) that do not exceed *** in the aggregate at any time outstanding; (d) purchase money liens on tangible personal property in the nature of office equipment utilized in the normal operation of the business of Borrower, which liens encumber only the equipment acquired with such indebtedness; (e) liens for indebtedness permitted under the terms of Section 6.9(b), which liens encumber only the equipment acquired with such purchase money indebtedness, and (f) other liens securing obligations of the Borrower and the Borrower Subsidiaries in an aggregate amount not to exceed *** at any time outstanding.

“Person” shall mean any individual, corporation, partnership, firm, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, estate, incorporated or unincorporated organization, Governmental Authority or other entity.

“Pledge Agreement” shall mean the Pledge Agreement in substantially the form attached hereto as Exhibit A pursuant to which Guarantor and Borrower shall pledge to Lender all of each such person’s membership interests in all of its Subsidiaries as security for the Obligations, as any of the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms.

“POPs” shall have the meaning commonly given to such term in the United States telecommunications industry and shall be based on 2013 population statistics provided by Claritas, Inc.

“Qualified Person” means a Person that qualifies as a “very small business” under the terms of FCC Rules applicable to the Auction in effect on the Initial Application Date, including but not limited to Sections 1.2110(b)(1) and 27.1106(a)(2) of the FCC Rules in effect on the Initial Application Date.

“Refund” shall mean any Auction Funds that are refunded to Borrower or any Borrower Subsidiary.

“Refund Date” shall mean, for each Refund, the date on which Borrower or a Borrower Subsidiary receives such Refund.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

“Required Capital Contributions” shall mean the capital contributions required to be made to Guarantor (and by Guarantor to Borrower) by SNR and Lender pursuant to the LLC Agreement.

“S&P” shall have the meaning set forth in Section 6.10.

“Security Agreement” shall mean the Security Agreement in substantially the form attached hereto as Exhibit C pursuant to which Guarantor, Borrower and each Borrower Subsidiary shall grant to Lender a lien and security interest in and to all of each such person’s personal property, fixtures and owned real property as security for the Borrower Obligations, as any of the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms.

“SNR” shall have the meaning set forth in the recitals hereto.

“SNR Lien” shall mean the liens and security interests in favor of SNR granted by Borrower and the Borrower Subsidiaries pursuant to the SNR Security Agreement and by Borrower pursuant to the SNR Pledge Agreement, in each case, to secure the obligations of Borrower under the Interest Purchase Agreement.

“SNR Pledge Agreement” shall mean that certain pledge agreement, dated as of the date of the Original Credit Agreement, executed by Borrower in favor of SNR, pursuant to which Borrower shall pledge to SNR all of the Borrower’s membership interests in all of the Borrower Subsidiaries holding Licenses, in each case to secure the obligations of Borrower under the Interest Purchase Agreement to the extent set forth in the SNR Pledge Agreement, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“SNR Security Agreement” shall mean the security agreement, dated as of the date of the Original Credit Agreement, executed by Borrower in favor of SNR, and each Supplement to Security Agreement executed after the Effective Date by a Subsidiary of Borrower, in each case to secure the obligations under the Interest Purchase Agreement or guarantees thereof to the extent set forth in the SNR Security Agreement, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“SNR Security Documents” shall mean the SNR Security Agreement and the SNR Pledge Agreement.

“Subsidiary” of any Person shall mean any other Person with respect to which either (a) more than fifty percent (50%) of the interests having ordinary voting power to elect a majority of the directors or individuals having similar functions of such other Person (irrespective of whether at the time interests of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency) or (b) more than fifty percent (50%) of the Equity Interests of such other Person is at the time directly or indirectly owned or

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Trademark License Agreement” shall mean the Trademark License Agreement between the Borrower and DISH Network L.L.C. of even date with the Original Credit Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Voting Securities” means Equity Interests of a Person having the right to vote generally in the election of the directors (or persons performing equivalent functions) of such Person.

“Winning Bidder” shall mean a Person who is the winning bidder in the Auction for a License offered by the FCC therein (a) as set forth in the FCC’s post-Auction public notice identifying Auction winning bidders or (b) by virtue of having accepted the FCC’s offer of a License for the amount of its final Auction net bid therefore following the default of the winning bidder for that License described in clause (a) of this definition.

“Winning Bidder Balance Amount” shall have the meaning set forth in Section 2.2(a)(iii).

“Working Capital” shall mean a reasonable amount of working capital (including the payment of all fees and expenses and including the payment of tax distributions to the Members under Section 3.1(b) of the LLC Agreement) for Guarantor, Borrower and the Borrower Subsidiaries, as determined in accordance with the annual budget of Guarantor, Borrower and the Borrower Subsidiaries, which budget shall be adopted and modified from time to time in accordance with the LLC Agreement.

“Working Capital Amount” shall mean, in the aggregate, such amounts as are required to fund Working Capital requirements of Borrower, Guarantor and the Borrower Subsidiaries.

“Working Capital Request” shall have the meaning set forth in Section 2.2(c).

1.2                               Construction.

a.                                      The singular includes the plural and the plural includes the singular.

b.                                      A reference to Applicable Law includes any amendment or modification to such Applicable Law, and all regulations, rulings and other Applicable Law promulgated under such Applicable Law.

c.                                       A reference to a Person includes its permitted successors and permitted assigns.

d.                                      Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

e.                                       The words “include,” “includes” and “including” are not limiting.

f.                                        Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

g.                                       A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated.  Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document.  In the event of any conflict between the provisions of this Credit Agreement (exclusive of the Exhibits, Schedules, Annexes and Appendices thereto) and any Exhibit, Schedule, Annex or Appendix thereto, the provisions of this Credit Agreement shall control.

h.                                      References to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto; (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, amended and restated, supplemented or otherwise modified from time to time and in effect at any given time.

i.                                          The words “hereof,” “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

j.                                         References to “days” shall mean calendar days, unless the term “Business Days” shall be used.  References to a time of day shall mean such time in New York, New York, unless otherwise specified.

k.                                      The word “will” shall be construed to have the same meaning and effect as the word “shall.”

l.                                          Each of the parties hereto acknowledges that it has reviewed this Credit Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Credit Agreement or any amendments hereto.

m.                                  All section and descriptive headings and the recitals herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Credit Agreement, and no construction or reference shall be derived therefrom.

n.                                      If, at any time after the Effective Date, Alfred M. Best Company, Inc., Moody’s or S&P shall change its respective system of classifications, then any Alfred M. Best Company, Inc., Moody’s or S&P “rating” referred to herein shall be considered to be at or

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.

o.                                      The Loan Documents are the result of negotiations among, and have been reviewed by each of, Borrower, Guarantor, Lender and their respective counsel.  Accordingly, the Loan Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against Borrower, Guarantor or Lender solely as a result of any such party having drafted or proposed the ambiguous provision.

Section 2.                                        Terms of Loan

2.1                               The Loans.

Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Credit Agreement, Lender agrees to make Loans to Borrower from time to time during the Commitment Period in an aggregate principal amount not to exceed at any time the Loan Commitment Amount; provided, however, Lender shall have no obligation to make any Loans if SNR, either directly or through Guarantor (but not the Bidding Manager (as defined in the Bidding Protocol) acting on its own volition or in accordance with the Bidding Protocol), causes Borrower to bid on a license that was not a Target License (as defined in the Bidding Protocol) as set forth in the Bidding Protocol or causes Borrower to purchase a Targeted License by bidding materially in excess of the established bid limits for such license, in each case, without the prior written consent (which may be delivered by electronic mail, facsimile transmission or otherwise) of Lender or of Lender under the Bidding Protocol (which consent shall be deemed given by Lender if the member of the Auction Committee (as defined in the Bidding Protocol) appointed by Lender has approved thereof).

2.2                               Procedure for Borrowing.

a.                                      Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Credit Agreement, Lender shall make the following Loans to Borrower in accordance with the following schedule:

(i)                                     On or prior to the date (the “Initial Loan Date”) on which Borrower is required under FCC Rules to make an upfront payment to become eligible to participate in the Auction, Lender shall make a Loan to Borrower in the amount of Three Hundred Fifty Million Two Hundred Thousand and No Dollars ($350,200,000.00) (such Loan amount, the “Initial Loan Amount”), all of which Borrower shall timely pay to the FCC in accordance with FCC Rules to become eligible to participate in the Auction.

(ii)                                  In the event that Borrower is a Winning Bidder, then on the date that is two (2) Business Days prior to the date (the “Down Payment Date”) on which Borrower is required to submit sufficient funds to bring its total amount of money on deposit with the FCC to twenty percent (20%) of the aggregate amount of Borrower’s net winning bids (the “Down Payment Amount”), Lender shall make a Loan to Borrower in an amount equal to the following

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

formula (to the extent such sum is greater than zero): (A) the Down Payment Amount, plus (B) the aggregate amount of any bid withdrawal payment obligations incurred by Borrower in the Auction, less (C) the Required Capital Contributions, less (D) the Initial Loan Amount.  Borrower shall use the entire proceeds of the foregoing Loan (if any) and the Required Capital Contributions to timely pay the Down Payment Amount to the FCC in accordance with FCC Rules.

(iii)                               In the event that Borrower is a Winning Bidder, then on the date that is two (2) Business Days prior to the date on which Borrower shall be required to submit the then remaining balance of the aggregate amount of its net winning bids to the FCC (the “Balance Amount”), Lender shall make a Loan to Borrower in an amount equal to the following formula (to the extent such amount is greater than zero): (A) the Balance Amount, less (B) the Required Capital Contributions to the extent that the Required Capital Contributions were not expended in full in making the payment set forth in Section 2.2(a)(ii) (the “Winning Bidder Balance Amount Loan”).  Borrower shall use the proceeds of the Winning Bidder Balance Amount Loan, if any, and any remaining Required Capital Contributions to timely pay the Balance Amount to the FCC in accordance with FCC Rules.

(iv)                              In no event shall Lender be required to make an aggregate amount of Loans under this Section 2.2(a) in excess of the Acquisition Sub-Limit.

b.                                      Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Credit Agreement, Lender shall make Loans to Borrower within five (5) Business Days of a written request of Borrower (each, a “Build-Out Loan Request”) for Borrower to fund the Build-Out and initial operation of the License Systems.  Each Build-Out Loan Request shall provide the following information: (A) the amount of the Loan, which shall not exceed the reasonable amount necessary to fund Borrower’s Build-Out expenses taking into account the then existing cash balances and reasonably expected cash flows from operations of Guarantor, Borrower and the Borrower Subsidiaries; and (B) wiring instructions.  In no event shall Lender be obligated to make an aggregate amount of Loans under this Section 2.2(b) in excess of the Build-Out Sub-Limit.  For the avoidance of doubt, if the aggregate amount of the net winning bids for the Licenses purchased by Borrower in connection with the Auction does not exceed the Required Capital Contributions, or if Borrower has any excess proceeds from Loans under Section 2.2(a) that are not remitted to the FCC, Lender shall not be obligated to make Loans under this Section 2.2(b) until Borrower has expended all of the Required Capital Contributions and any such excess Loan proceeds other than as necessary for its reasonable Working Capital requirements.

c.                                       Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Credit Agreement, Lender shall make Loans to Borrower within five (5) Business Days of a written request of Borrower (each, a “Working Capital Request”) for Borrower to fund the Working Capital requirements of Guarantor and Borrower and the Borrower Subsidiaries (including for expenses incurred prior to, during or after the Auction and prior to the date on which Borrower is granted any Licenses).  Each Working Capital Request shall provide the following information: (A) the amount of the Loan, which shall

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

not exceed the Working Capital requirements of Guarantor and Borrower for the following calendar month; and (B) wiring instructions.

d.                                      Lender’s obligation to make new Loans to Borrower shall terminate upon the expiration of the Commitment Period and otherwise as expressly provided for herein.

e.                                       Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three (3) Business Days’ notice to Lender, specifying the date and amount of prepayment.  If any such notice is given, the amount specified in such notice, together with accrued and unpaid interest to the date of such prepayment on the amount prepaid (it being understood that interest added to principal pursuant to Section 2.3(c) shall not be deemed accrued and unpaid), shall be due and payable on the date specified therein.  Amounts prepaid may not be reborrowed. Subject to Section 2.3(c), partial or total prepayments of the Loans shall be credited first to any charges or other amounts due to Lender under the terms of this Credit Agreement or any other Loan Document, then to accrued but unpaid interest on the Loans, then to the principal balance outstanding.

f.                                        Within three (3) Business Days after any Refund, Borrower shall prepay to Lender the principal amount of the Loans in an amount equal to the Refund (minus any amounts paid to the SNR Members (as defined in the LLC Agreement) or distributed to Guarantor to make any payments to the SNR Members as required by Section 8.4, Section 11.4 or Section 13.1(b) of the LLC Agreement), or, if less, the aggregate principal amount of all Loans previously made to Borrower (minus any amounts paid to the SNR Members (as defined in the LLC Agreement) or distributed to Guarantor to make any payments to the SNR Members as required by Section 8.4, Section 11.4 or Section 13.1(b) of the LLC Agreement).  Notwithstanding any other provision in this Credit Agreement, if timely paid in accordance with the preceding sentence, no interest shall accrue on the principal amount of the Loans so prepaid, and, for the avoidance of doubt, Borrower shall have no obligation to pay any interest on the principal amount of the Loans so prepaid (including any interest that was previously added to the principal amount of the Loans pursuant to Section 2.3(c)).

g.                                       Amounts prepaid or repaid may not be re-borrowed under this Credit Agreement.

2.3                               Interest Rates and Payments.

a.                                      Interest shall accrue on the aggregate principal balance from time to time outstanding hereunder at a rate equal to (i) *** per annum or (ii) *** per annum in the event of termination of the Management Agreement for any reason other than a material breach by Lender thereunder, in each case compounded quarterly.  Interest shall be computed on the basis of a year with three hundred sixty (360) days, and the actual number of days elapsed.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

b.                                      All payments by Borrower hereunder and under the Loan Documents shall be made to Lender at its address set forth in Section 8.10 in United States dollars and in immediately available funds on the date on which such payment shall be due.

c.                                       Subject to Section 2.3(e), until the Amortization Commencement Date, all interest accrued and unpaid on the aggregate outstanding principal balance of the Loans shall be added to and become a part of the outstanding principal amount of the Loans on and as of the last day of each calendar quarter and on and as of the day immediately prior to the Amortization Commencement Date (such amount outstanding on the day immediately prior to the Amortization Commencement Date, the “Final Principal Amount”).  Notwithstanding anything foregoing to the contrary, any and all interest that is added to the principal balance of the Loans (i) shall not count against the Loan Commitment Amount; (ii) shall not be deemed made to Borrower for purposes of determining whether Loans made to Borrower exceed the Loan Commitment Amount, the Build-Out Sub-Limit or the Acquisition Sub-Limit and (iii) shall no longer be deemed “unpaid” at the time so added.

d.                                      On the tenth (10th) day following the Amortization Commencement Date and on each quarterly anniversary of such tenth (10th) day, Borrower shall pay principal installments equal to one-sixteenth (1/16) of the Final Principal Amount together with interest installments equal to the amount of the unpaid interest accrued on the outstanding Final Principal Amount until the Maturity Date, at which time the entire remaining balance of principal and accrued interest together with all other amounts due and owing under the Loan Documents to the extent not paid shall be due and payable.

e.                                       On and after the making of any Loan hereunder, within 30 days following the last Business Day of each quarter in Borrower’s fiscal year, any and all Excess Cash of Guarantor, Borrower and the Borrower Subsidiaries shall be paid to Lender and shall be credited in accordance with Section 2.2(d).

f.                                        As long as any payment of principal or interest due under this Credit Agreement, the Note or any of the other Loan Documents remains past due (whether at the stated maturity, by acceleration or otherwise) for five (5) days or more, such overdue amount shall accrue interest at a rate (the “Default Rate”) equal to the lesser of (i) *** per annum and (ii) the maximum rate permitted by Applicable Law, from the date of such non-payment until such overdue amount and such interest is paid in full (whether after or before Judgment).  Any amounts paid pursuant to this Section 2.3(f) shall be credited in accordance with Section 2.2(d).

2.4                               Conditions Precedent to Lender’s Obligation to Make Any Loan.

a.                                      Lender shall not be required to make any Loan to Borrower under this Credit Agreement unless as of the applicable Funding Date, each of the following conditions has been satisfied to Lender’s satisfaction:

(i)                                     Borrower shall have executed and delivered to Lender the Note, the Pledge Agreement and the Security Agreement.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(ii)                                  Guarantor shall have executed and delivered the Pledge Agreement and the Security Agreement.  Each Borrower Subsidiary then formed shall have executed and delivered a guaranty pursuant to Section 3.7 and a Supplement to the Security Agreement.

(iii)                               The Loan Parties shall have executed and delivered such Financing Statements and other instruments (other than the Control Agreements) reasonably required by Lender to create, perfect and/or maintain the security interests created pursuant to the Security Agreement and the Pledge Agreement.

(iv)                              Prior to the date that is two (2) Business Days prior to the commencement of the Auction, and from time to time thereafter, the Loan Parties shall have executed and delivered such Control Agreements reasonably requested by Lender.

(v)                                 Lender shall have a perfected first priority security interest in all of Guarantor’s membership interests in Borrower.  Subject to the SNR Pledge Agreement and the Intercreditor and Subordination Agreement, Lender shall have a perfected first priority security interest in all of Borrower’s membership interests in Borrower Subsidiaries.

(vi)                              Lender shall have received evidence reasonably satisfactory to it that the Financing Statements have been filed in all appropriate filing offices and that such filed Financing Statements perfect first priority security interests, subject to any Permitted Liens and to the SNR Lien, in favor of Lender in the property described therein in which a security interest can be perfected by filing a Financing Statement.

(vii)                           With respect to the initial Loan under this Credit Agreement, Lender shall have received customary reports of searches of filings made with Governmental Authorities showing that there are no liens on the assets of any Loan Party other than Permitted Liens and the SNR Lien.

(viii)                        Each Loan Party shall have delivered to Lender an officer’s certificate signed by an officer of each such Loan Party certifying that as of such Funding Date:

(A)                               The representations and warranties of the Loan Parties contained in Section 5 and of the Loan Parties and SNR in the Loan Documents are true and correct in all material respects at and as of the Funding Date as though then made (except for those representations and warranties which refer to facts existing at a specific earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date), except for representations and warranties which are qualified as to materiality or material adverse effect, which shall be true and correct in all respects at and as of the Funding Date (except for those representations and warranties which refer to facts existing at a specific earlier date, in which case such representations and warranties shall have been true and correct in all respects as of such earlier date) except, in each case, where such representations and warranties are not or were not true and correct in all material respects (or in all respects, as applicable) as of the applicable date due to any breach by Lender or one of its Subsidiaries or other Affiliates (whether as Lender, the Management Company or otherwise) of

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

its obligations or any action or inaction consented to by Lender or one of its Subsidiaries or other Affiliates.

(B)                               Each Loan Party is in compliance in all material respects with the covenants set forth in Section 6, and, in the case of Guarantor, Section 3, and, in the case of the Borrower Subsidiaries, if any, with the covenants in the guaranty executed pursuant to Section 3.7, except, in each case, where the failure to comply with any such covenant was caused by Lender or one of its Subsidiaries or other Affiliates (whether as Lender, the Management Company or otherwise) or consented to by Lender or one of its Subsidiaries or other Affiliates.

(C)                               Borrower has taken all action necessary to authorize it to incur the Loan, such Loan is permitted under the terms of the LLC Agreement and the organizational documents of Borrower, and such Loan does not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, the LLC Agreement or any other material agreement to which Borrower is a party or by which it is bound.

(D)                               No Event of Default (or other event that if not timely cured or corrected would, with the giving of notice or passage of time or both, result in an Event of Default) shall have occurred or be continuing.

(E)                                All consents required to be received in connection with the Loan and the Loan Documents from any Governmental Authority shall have been received.

(F)                                 No Litigation or proceeding is pending against Borrower which would reasonably be expected to result in any Borrower Material Adverse Effect.

2.5                               Security Documents.

The Loans and all amounts outstanding from time to time under the Loan Documents shall be secured by:

a.                                      A first priority security interest (subject to Permitted Liens) in (i) all tangible and intangible personal property, (ii) all fixtures and (iii) all owned real property of Borrower and the Borrower Subsidiaries, now owned or hereafter acquired, and all proceeds and products of such assets.  Lender’s security interest in the foregoing shall be created by and shall be subject to the provisions of the Security Agreement and shall be subject to the provisions of the Intercreditor and Subordination Agreement.  Promptly, and in any event within one (1) Business Day, following the formation (or, as applicable, incorporation) thereof, Borrower shall cause each Borrower Subsidiary to execute and deliver to Lender a Supplement to the Security Agreement.

b.                                      A first priority security interest (subject to Permitted Liens) in all assets of Guarantor (other than the membership interests of Guarantor in Borrower which are addressed in clause (c) below), now owned or hereafter acquired, and all proceeds and products

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

of such assets.  Lender’s security interest in the foregoing shall be created by and subject to the provisions of the Security Agreement and shall be subject to the provisions of the Intercreditor and Subordination Agreement to the extent provided therein.

c.                                       A first priority security interest in the membership interests of Guarantor in Borrower, now owned or hereafter acquired by Guarantor, and all proceeds and products thereof. Lender’s security interest in the foregoing shall be created by and shall be subject to the provisions of the Pledge Agreement and shall be subject to the provisions of the Intercreditor and Subordination Agreement to the extent provided therein.

d.                                      A first priority security interest (subject to the SNR Lien) in Borrower’s membership interests in the Borrower Subsidiaries hereafter formed or acquired by Borrower, and all proceeds and products thereof.  Lender’s security interest in the foregoing shall be created by and shall be subject to the provisions of the Pledge Agreement and shall be subject to the provisions of the Intercreditor and Subordination Agreement to the extent provided therein.

e.                                       Notwithstanding the provisions of Section 2.5(a) through 2.5(d), inclusive, Lender acknowledges and agrees that the obligations of Borrower and the Borrower Subsidiaries under the Interest Purchase Agreement shall be secured by a first priority security interest in favor of SNR in and to all personal property, fixtures and owned real property of Borrower and the membership interests owned by Borrower (other than Borrower’s membership interests in each Borrower Subsidiary that does not hold Licenses) and all personal property, fixtures and owned real property of the Borrower Subsidiaries, in each case now owned or hereafter acquired, and all proceeds and products of such assets.  SNR’s security interests in the foregoing shall be created by and shall be subject to the provisions of the SNR Security Agreement and the SNR Pledge Agreement.  SNR’s security interest in the foregoing shall have priority over Lender’s security interest in such assets, and Lender’s security interest in the foregoing shall be subordinated to the SNR Lien in such assets and membership interests, in each case to the extent provided herein and in the Intercreditor and Subordination Agreement.

Section 3.                                        Guarantee

3.1                               Guarantee.

a.                                      Guarantor hereby, unconditionally and irrevocably, guarantees to Lender and its respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

b.                                      Guarantor waives any right or claims of right to cause a marshalling of Borrower’s assets to the fullest extent permitted by Applicable Law.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

3.2                               Amendments, Etc. with Respect to the Borrower Obligations.

Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor and without notice to or further assent by Guarantor, any demand for payment of any of the Borrower Obligations made by Lender may be rescinded by it, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Lender (in accordance with the terms thereof), and this Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Lender may deem advisable from time to time (with the consent of Borrower, if required hereunder or thereunder), and any collateral security, guarantee or right of offset at any time held by Lender, for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released.  Lender has no obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 3 or any property subject thereto.

3.3                               Guarantee Absolute and Unconditional.

Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by Lender upon the guarantee contained in this Section 3 or acceptance of the guarantee contained in this Section 3; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 3; and all dealings between Borrower and Guarantor, on the one hand, and Lender, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 3.  Guarantor waives diligence, presentment, protest, demand for payment and notice of default, notice of nonpayment, notice of dishonor and all other notices of any kind to or upon Borrower or Guarantor with respect to the Borrower Obligations and any exemption rights that either Loan Party may have.  Guarantor understands and agrees that the guarantee contained in this Section 3 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (a) the validity or enforceability of this Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Lender; (b) any defense, set off or counterclaim (other than a defense of payment or performance in full hereunder) that may at any time be available to or be asserted by Borrower or any other Person against Lender or (c) any other circumstance whatsoever (with or without notice to or knowledge of Borrower or Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of Borrower for the Borrower Obligations or of Guarantor under the guarantee contained in this Section 3, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against Guarantor, Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

such rights and remedies as it may have against Borrower or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from Borrower or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Borrower or any other Person or any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any Guarantor Obligations, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Lender against Guarantor.  For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

3.4                               Reinstatement.

The guarantee contained in this Section 3 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or collateral agent or similar officer for, Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

3.5                               Payments.

Guarantor hereby guarantees that payments hereunder shall be paid to Lender without set off or counterclaim (other than compulsory counterclaims) in United States dollars and in immediately available funds at the address of Lender set forth in Section 8.10.

3.6               Coordination with Permitted Distributions.

Notwithstanding the foregoing, Lender acknowledges and consents to the Permitted Distributions by Borrower and Guarantor.  No Permitted Distributions made in accordance with the requirements hereof shall constitute a default of the Guarantor Obligations to Lender hereunder or otherwise.

3.7               Guarantees by Borrower Subsidiaries.

Promptly, and in any event within one (1) Business Day, following the formation (or, as applicable, incorporation) thereof, Borrower shall cause each Borrower Subsidiary to execute and deliver to Lender a guarantee in the form attached hereto as Exhibit D.

Section 4.                                        Representations and Warranties of Lender

Lender hereby represents and warrants to the Loan Parties as follows:

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

4.1                               Organization and Standing.

Lender is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite power and authority to execute and deliver this Credit Agreement and to perform its obligations hereunder.

4.2                               Authorization by Lender.

a.                                      This Credit Agreement has been duly and validly executed and delivered by Lender and constitutes the legal, valid and binding obligation of Lender enforceable against Lender in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally or (ii) general principles of equity.

b.                                      Neither the execution, delivery and performance of this Credit Agreement by Lender nor the consummation by Lender of the transactions contemplated herein shall, with or without the giving of notice or the lapse of time, or both, (i) violate any Applicable Law to which Lender is subject; (ii) conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, the certificate of formation or operating agreement or bylaws of Lender or any material agreement or commitment to which Lender is a party or by which Lender or any of Lender’s assets, may be bound or affected or (iii) except with respect to Borrower’s participation in the Auction and procurement and retention of any Licenses by Borrower, and except with respect to the exercise of certain of Lender’s remedies under the Loan Documents, require Lender to obtain any authorization, consent, approval or waiver from, or to make any filing with, any Governmental Authority or other Person.

Section 5.                                        Representations and Warranties of the Loan Parties

The Loan Parties hereby jointly and severally represent and warrant to Lender as follows:

5.1                               Organization and Standing of Loan Parties.

Each Loan Party is a limited liability company (or such other type of entity expressly consented to by Lender) duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to own its properties, and conduct its business as now being conducted, and is duly qualified to do business as a foreign limited liability company (or, with the express consent of Lender, other entity) in good standing in each jurisdiction where the ownership of its properties or the conduct of its business makes such qualification necessary, except in those jurisdictions where failure so to qualify shall not permanently impair title to a material amount of its properties, permits or licenses or its rights to enforce in all material respects contracts against others or expose it to substantial liabilities in such jurisdictions.  Each Loan Party has all material licenses (other than Licenses), permits and authorizations necessary for the conduct of its business as currently conducted.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

5.2                               Authorization by the Loan Parties; Consents.

a.                                      Borrower has all requisite power and authority to execute, deliver and perform its obligations under this Credit Agreement, the Note and all other Loan Documents to which it is a party. Borrower has taken all action necessary to authorize this Credit Agreement, the Note and all other Loan Documents to which it is a party, and all such documents have been duly authorized, executed and delivered by Borrower and are legal, valid and binding obligations of Borrower enforceable in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally or (ii) general principles of equity.

b.                                      Neither the execution, delivery and performance of this Credit Agreement, the Note or the other Loan Documents by Borrower nor the consummation by Borrower of the transactions contemplated herein or therein shall, with or without the giving of notice or the lapse of time, or both, (i) violate any Applicable Law to which Borrower is subject (other than relating to any Loan Party’s qualification as a “very small business,” under the FCC Rules and to hold any License under provisions of Applicable Law governing alien ownership of common carrier radio licenses to the extent of any alien ownership directly or indirectly attributable to Lender under the FCC Rules, as to which the Loan Parties make no representation or warranty hereunder); (ii) conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, its certificate of formation or limited liability company agreement (or similar governing documents), any material license or permit of Borrower or any material contract to which Borrower is a party or by which Borrower may be bound or affected or (iii) except with respect to Borrower’s participation in the Auction and procurement and retention of any Licenses by Borrower and except with respect to the exercise of certain of Lender’s remedies under the Loan Documents, require Borrower to obtain any authorization, consent, approval or waiver from, or to make any filing with, any Governmental Authority or other Person, other than filings to perfect security interests granted pursuant to the Security Agreement.

c.                                       Guarantor has all requisite power and authority to execute, deliver and perform its obligations under this Credit Agreement and all other Loan Documents to which it is a party. Guarantor has taken all action necessary to authorize this Credit Agreement and all other Loan Documents to which it is a party, and all such documents have been duly authorized, executed and delivered by Guarantor and are legal, valid and binding obligations of Guarantor enforceable in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally or (ii) general principles of equity.

d.                                      Neither the execution, delivery and performance of this Credit Agreement or the other Loan Documents by Guarantor nor the consummation by Guarantor of the transactions contemplated herein or therein shall, with or without the giving of notice or the lapse of time, or both, (i) violate any Applicable Law to which Guarantor is subject (other than relating to Guarantor’s qualification as a “very small business,” under the FCC Rules and to hold any FCC license under provisions of Applicable Law governing alien ownership of common

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

carrier radio licenses to the extent of any alien ownership directly or indirectly attributable to Lender under the FCC Rules, as to which the Loan Parties make no representation or warranty hereunder); (ii) conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, its certificate of formation, the LLC Agreement, any license or permit of Guarantor or any material contract to which Guarantor is a party or by which Guarantor may be bound or affected or (iii) except with respect to Borrower’s participation in the Auction and procurement and retention of any Licenses by Borrower and except with respect to the exercise of certain of Lender’s remedies under the Loan Documents, require Guarantor to obtain any authorization, consent, approval or waiver from, or to make any filing with, any Governmental Authority or other Person, other than filings to perfect security interests granted pursuant to the Security Agreements.

e.                                       Each Borrower Subsidiary once formed will have all requisite power and authority to execute, deliver and perform its obligations under this Credit Agreement and all other Loan Documents to which it is a party.  Each Borrower Subsidiary once formed will have taken all action necessary to authorize this Credit Agreement and all other Loan Documents to which it is a party, and all such documents will have been duly authorized, executed and delivered by such Borrower Subsidiary and will be legal, valid and binding obligations of such Borrower Subsidiary enforceable in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally or (ii) general principles of equity.

f.                                        Neither the execution, delivery and performance of this Credit Agreement or the other Loan Documents by each Borrower Subsidiary once formed nor the consummation by each Borrower Subsidiary once formed of the transactions contemplated herein or therein shall, with or without the giving of notice or the lapse of time, or both, (i) violate any Applicable Law to which such Borrower Subsidiary is subject (other than relating to such Borrower Subsidiary’s qualification as a “very small business,” under the FCC Rules and to hold any FCC license under provisions of Applicable Law governing alien ownership of common carrier radio licenses to the extent of any alien ownership directly or indirectly attributable to Lender under the FCC Rules, as to which the Loan Parties make no representation or warranty hereunder); (ii) conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, its certificate of formation, the LLC Agreement, any license or permit of such Borrower Subsidiary or any material contract to which such Borrower Subsidiary is a party or by which it may be bound or affected or (iii) except with respect to Borrower’s participation in the Auction and procurement and retention of any Licenses by Borrower and except with respect to the exercise of certain of Lender’s remedies under the Loan Documents, require such Borrower Subsidiary to obtain any authorization, consent, approval or waiver from, or to make any filing with, any Governmental Authority or other Person, other than filings to perfect security interests granted pursuant to the Security Agreement.

5.3                               Litigation.

As of the Effective Date, there is no Litigation pending or, to the actual knowledge of the Loan Parties, threatened against any Loan Party that (a) seeks to enjoin or obtain damages in

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

respect of the consummation of the transactions contemplated hereby, including the Loans, the Auction and the Build-Out, (b) has or would reasonably be expected to have a Borrower Material Adverse Effect or Guarantor Material Adverse Effect, or (c) directly or indirectly contests the validity or enforceability of any Loan Document or the LLC Agreement, the Trademark License Agreement or the Management Agreement.

5.4                               Compliance with Applicable Law.

Each Loan Party has complied and presently is in compliance in all material respects with all Applicable Law, except (i) to the extent that failure to comply with the same does not or shall not have a Borrower Material Adverse Effect or Guarantor Material Adverse Effect and (ii) the Loan Parties make no representation or warranty with respect to the FCC Rules relating to any Loan Party’s qualification as a “very small business.”

5.5                               Subsidiaries.

As of the Effective Date, Borrower has no Subsidiaries.  Following the Effective Date, Borrower shall have no Subsidiaries except as provided in Section 6.15.  Guarantor has no Subsidiaries other than Borrower.  Each Borrower Subsidiary once formed will have no Subsidiaries.

5.6                               Absence of Defaults.

No Loan Party is in material default under or in material violation in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any provision of its constitutive documents or contained in any other material agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject.

5.7                               Indebtedness.

No Loan Party has any indebtedness outstanding except the indebtedness permitted pursuant to the terms of this Credit Agreement and obligations under the Loan Documents.  No Loan Party is in material default under any such indebtedness.

5.8                               FCC Qualifications.

SNR qualifies and, for so long as may be required under FCC Rules in order for Borrower and the Borrower Subsidiaries to retain the Auction Benefits shall qualify, as a “very small business” under FCC Rules, including but not limited to Sections 1.2110(b)(1), and 27.1106(a)(2) of the FCC Rules.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

5.9                               Business and Financial Experience.

Each of the Loan Parties by reason of its own business and financial experience or that of its professional advisors has the capacity to protect its own interests in connection with the transactions contemplated hereby.

5.10                        Accuracy and Completeness of Information.

The representations and warranties of the Loan Parties contained in this Credit Agreement or the other Loan Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which the same were made.

Section 6.                                        Covenants of the Loan Parties

Each of the Loan Parties hereby covenants and agrees with Lender as follows:

6.1                               Use of Proceeds.

a.                                      Each of the Loan Parties shall use one hundred percent (100%) of the Loan proceeds under this Credit Agreement solely for the following purposes: (a) to make deposits, down payments, bid withdrawal payments, or payments for Licenses in connection with the Auction; (b) to finance the Build-Out and the initial operation of the License Systems, including Working Capital, as contemplated by the LLC Agreement and the Management Agreement, in connection with Licenses; and (c) to make distributions to Guarantor to finance Guarantor’s Working Capital in accordance with the annual business plan and budget adopted pursuant to the provisions of the LLC Agreement, including to enable Guarantor to make Permitted Distributions due under the LLC Agreement to its Members (including tax distributions).

b.                                      If the LLC Agreement is terminated by either party pursuant to Section 13.1(b) of the LLC Agreement or if the Borrower or any Borrower Subsidiary is at any time entitled under applicable FCC Rules to any refunds of Auction Funds, Borrower shall apply (or shall cause the applicable Borrower Subsidiary to apply) as promptly as reasonably practicable and permitted under the FCC Rules to obtain a refund of all such refundable Auction Funds.

6.2                               Compliance with other Agreements.

Each Loan Party shall at all times observe and perform all of the covenants, conditions and obligations required to be performed by it under the LLC Agreement, the Management Agreement and the Trademark License Agreement and all other material agreements to which it is a party or by which it is bound, except to the extent the failure to observe and perform such covenants, conditions and obligations would not have a Guarantor Material Adverse Effect or a Borrower Material Adverse Effect.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

6.3                               Payment.

Borrower shall promptly pay to Lender the obligations due at the times and places and in the amount and manner specified in this Credit Agreement, the Note and the other Loan Documents.

6.4                               Existence.

Except as otherwise permitted hereunder, each Loan Party shall maintain: (a) its limited liability company (or, if such Loan Party is not a limited liability company, corporate or other) existence under the laws of the State of Delaware; (b) its good standing and its right to carry on its business and operations in Delaware and in each other jurisdiction in which the character of the properties owned or leased by it or the business conducted by it makes such qualification necessary and the failure to be in good standing would preclude such Loan Party or Lender from enforcing its rights with respect to any material assets or expose such Loan Party to any material liability and (c) all licenses, permits and authorizations necessary to the conduct of its business.

6.5                               Compliance with Laws, Taxes, Etc.

Each Loan Party shall comply in all material respects with all Applicable Law, such compliance to include paying before the same become delinquent all material taxes, material assessments and material governmental charges imposed upon it or upon its property except to the extent contested in good faith by appropriate proceedings and for which any reserves required by GAAP have been established.  In the event any Loan Party fails to satisfy its obligations under this Section 6.5, as to taxes, assessments and governmental charges, Lender may, but is not obligated to, satisfy such obligations in whole or in part and any payments made and expenses incurred in doing so shall constitute principal indebtedness hereunder governed by the terms of the Note and shall be paid or reimbursed by Borrower upon demand by Lender.

6.6                               Books and Records.

Each Loan Party shall at all times keep proper books and records of accounts in which full, true and correct entries shall be made of its transactions in accordance with GAAP consistently applied and shall permit representatives of Lender to examine such books and records upon reasonable request.  Each Loan Party shall permit representatives of Lender to discuss its affairs and finances with the principal officers of such Loan Party and its independent public accountants, all upon reasonable notice and at such reasonable times during such normal business hours as Lender shall reasonably request.  Borrower shall, promptly upon request of Lender, deliver to Lender copies of all such documents, materials, construction and operating budgets, invoices, receipts and other information reasonably requested by Lender from time to time relating to the Build-Out and the operation of the License Systems.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

6.7                               Assets and Insurance.

If Borrower is a Winning Bidder in the Auction, each Loan Party shall maintain in full force and effect from and after the first Initial Grant Date (a) an adequate errors and omissions insurance policy; (b) such other insurance coverage, on all properties of a character usually insured by organizations engaged in the same or similar business against loss or damage of a kind customarily insured against by such organizations; (c) adequate public liability insurance against tort claims that may be asserted against such Loan Party and (d) such other insurance coverage for other hazards as Lender may from time to time reasonably require to protect its rights and benefits under this Credit Agreement and the other Loan Documents.  All commercial general liability and property damage insurance policies and any other insurance policies required to be carried hereunder by each Loan Party shall (i) be issued by insurance companies with a then-current Alfred M. Best Company, Inc. (or if no longer in existence, a comparable rating service) general policy holder’s rating of “A” or better and financial size category of Class XII or higher and otherwise reasonably satisfactory to Lender; (ii) designate Lender as loss payee and additional insured; (iii) be written as primary policy coverage and not contributing with or in excess of any coverage that Lender may carry; (iv) provide for thirty (30) days prior written notice to Lender of any cancellation or nonrenewal of such policy and (v) contain contractual liability coverage insuring performance by such Loan Party of the indemnity provisions of the Loan Documents.  Each Loan Party shall promptly deliver to Lender upon receipt and from time to time upon Lender’s request either a copy of each such policies of insurance or certificates evidencing the coverages required hereunder.

6.8                               Financial Statements and Other Reports.

Each Loan Party shall maintain a system of accounting (as to its own operations and financial condition) established and administered in accordance with sound business practices such as to permit the preparation of financial statements in accordance with GAAP, and Borrower shall furnish or cause to be furnished to Lender:

a.                                      Annual Statements. As soon as practicable following the end of each fiscal year, but in any event within *** after the end of each fiscal year, the audited consolidated statement of income and audited consolidated statement of cash flows for such fiscal year and the audited consolidated balance sheet as of the end of such fiscal year, for Guarantor and its Subsidiaries, accompanied by the report thereon of independent certified public accountants and accompanying notes to financial statements, on a consolidated basis, prepared in accordance with GAAP; provided, however, that notwithstanding the foregoing, the financial statements for the fiscal year ended December 31, 2014 furnished or caused to furnished by Borrower need not be audited and Borrower shall be deemed to have satisfied its obligations under this Section 6.8(a) upon furnishing or causing to be furnished unaudited versions of such financial statements to Lender.

b.                                      Quarterly Statements. As soon as practicable following the end of each fiscal quarter (other than the fourth fiscal quarter), but in any event within *** after the end of each such quarter, an unaudited consolidated statement of income and unaudited consolidated

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

statement of cash flows for such quarter and an unaudited balance sheet as of the end of such quarter, for Guarantor and its Subsidiaries, on a consolidated basis, prepared (subject to normal year-end audit adjustments and absence of footnotes and supplemental information) in accordance with GAAP.

c.                                       Monthly Statements.  As soon as possible following the end of each calendar month in each fiscal year, but in any event within *** after the end of such month, an unaudited monthly report of significant operating and financial statistics for Guarantor and its Subsidiaries, including, to the extent applicable, number of subscribers, subscriber churn statistics, minutes of use, average revenues per subscriber, acquisition costs and capital expenditures statistics and such additional statistics and information as may be approved for internal use by such Loan Party, if any.

d.                                      Certain Notices.  Within *** after a Loan Party has actual knowledge of their occurrence, notice of each of the following events:

(i)                                     the commencement of any action, suit, proceeding or arbitration against such Loan Party (other than any such action, suit, proceeding or arbitration against, or commenced by, Lender), or any material development in any such action, suit, proceeding or arbitration pending against such Loan Party;

(ii)                                  any Event of Default or any other event that would constitute an Event of Default, but for the passage of time or the requirement that notice be given or both;

(iii)                               any event that would be reasonably likely to have a Borrower Material Adverse Effect that could have an adverse effect on the Licenses; and

(iv)                              the receipt by any Loan Party of any written notice from the FCC, other than in the ordinary course of business (together with a copy of such FCC notice).

e.                                       Other Information.  From time to time, such other information regarding the business, operations, affairs and condition (financial or otherwise) of such Loan Party as Lender may reasonably request.

6.9                               Indebtedness.

Neither Borrower, Guarantor nor any Borrower Subsidiary shall, directly or indirectly, create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to any indebtedness, except:

a.                                      the indebtedness created under this Credit Agreement and the other Loan Documents;

b.                                      purchase money financing of telecommunications and broadband equipment incurred by any Borrower Subsidiaries of up to Twenty Five Million and No Dollars

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

($25,000,000) in the aggregate if the terms of such financing are more favorable to such Borrower Subsidiaries than the terms of the Loans;

c.                                       current trade obligations incurred in the ordinary course of business and not overdue (unless the same are being contested in good faith and by appropriate proceedings and adequate reserves are maintained therefor in accordance with GAAP);

d.                                      renewals, extensions, replacements, refinancings or refundings of any of the foregoing that do not increase the principal amount of the indebtedness so refinanced or refunded;

e.                                       the obligations of Guarantor under Article 8 of the LLC Agreement and the obligations of Borrower and the Borrower Subsidiaries under the Interest Purchase Agreement or any guarantees in respect thereof, the SNR Security Agreement or the SNR Pledge Agreement;

f.                                        guarantees of the Guarantor, Borrower or any Borrower Subsidiary in respect of indebtedness otherwise permitted hereunder of the Guarantor, the Borrower or any of the Borrower Subsidiaries; and

g.                                       other unsecured indebtedness of the Borrower or any Borrower Subsidiary in an aggregate principal amount not to exceed Twenty Five Million and No Dollars ($25,000,000.00) at any one time outstanding.

6.10                        Investments.

None of the Loan Parties shall, except as otherwise set forth herein and subject to the annual budget then in place under the LLC Agreement, directly or indirectly, make or own any investment in any Person, except (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”); (c) commercial paper maturing no more than two hundred seventy (270) days from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody’s; (d) demand deposits, or time deposits maturing within one (1) year from the date of creation thereof, including certificates of deposit issued by, any office located in the United States of any bank or trust company that is organized under the laws of the United States or any state thereof and whose certificates of deposit are rated P-1 or better by Moody’s or A-1 or better by S&P; (e) Guarantor’s investment in Borrower (including any future investments); (f) Borrower’s investments in the Borrower Subsidiaries (including any future investments); (g) Borrower’s investment in the Guarantor pursuant to the Interest Purchase Agreement; (h) investments consisting of extensions of credit in

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss (whether received in bankruptcy, reorganization or otherwise); (i) guarantees permitted under Section 6.9(f) and (ij prepaid expenses or lease, utility and other similar deposits, in each case made in the ordinary course of business.

6.11                        Negative Covenants.

Each Loan Party agrees that it shall not take any of the actions set forth in this Section 6.11 without the prior written approval of Lender, which approval may be withheld in Lender’s sole and absolute discretion; provided, however, that for so long as Lender (or one or more of its Subsidiaries or other Affiliates) is a member of Guarantor, the approval of Lender shall be deemed given other than with respect to Section 6.11(g) with respect to any action taken by Borrower or Guarantor that may be taken without the approval of Lender (or such Subsidiary or other Affiliate), as applicable, under the terms of the LLC Agreement or for which Lender (or such Subsidiary or other Affiliate), as applicable, has granted its approval under the terms of the LLC Agreement:

a.                                      Conduct, transact or otherwise engage in, or commit to transact, conduct or otherwise engage in, any business or operations other than the Business;

b.                                      Undertake any of the activities permitted by Section 6.11(a) above or own any assets related thereto, other than by and through the Borrower Subsidiaries except during the period prior to the formation of the Borrower Subsidiaries as set forth in Section 6.15(a);

c.                                       Enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or property, whether now owned or hereafter acquired, in each case except for Permitted Dispositions, or, except as expressly permitted under the terms of this Credit Agreement, Article 8 of the LLC Agreement, or the Interest Purchase Agreement, acquire by purchase or otherwise all or substantially all the business or property of, or stock or other evidence of beneficial ownership of, any Person, or acquire, purchase, redeem or retire any membership interests in such Loan Party now or hereafter outstanding for value;

d.                                      Become liable, directly or indirectly, contingently or otherwise, for any obligation of any other Person by endorsement, guaranty, surety or otherwise, except in connection with (i) the Loans and (ii) indebtedness permitted pursuant to the terms of this Credit Agreement;

e.                                       Enter into any agreement containing any provision that would be violated or breached by any borrowing hereunder or by the performance of its obligations hereunder or under any document executed pursuant hereto;

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

f.                                        Own, lease, manage or otherwise operate any properties or assets other than in connection with the Business, or incur, create, assume or suffer to exist any indebtedness or other consensual liabilities or financial obligations other than as may be incurred, created or assumed or as may exist in connection with the Business (including the Loans and other obligations incurred by such Loan Party hereunder).  Notwithstanding the foregoing, Borrower may invest excess funds in investments permitted under Section 6.10; and

g.                                       Amend or modify its certificate of formation or limited liability company agreement (or similar governing document), including the LLC Agreement, in any manner that materially affects Lender as a secured lender to any of the Loan Parties.

6.12                        Real Property.

No Loan Party shall purchase or acquire any fee interest or other estate in real property, other than a leasehold or license interest in real property.

6.13                        Further Assurances.

a.                                      Borrower shall use its commercially reasonable efforts to cause (i) the condition set forth in Section 2.4(a)(iv) to be satisfied on or prior to the date that is two (2) Business Days prior to the commencement of the Auction and (ii) the condition set forth in Section 2.4(a)(viii) to be satisfied on or prior to the Initial Loan Date.

b.                                      At any time and from time to time, upon the written request of Lender, and at the expense of the Loan Parties, each Loan Party shall promptly and duly execute and deliver such further instruments and documents and take such further action as are necessary or reasonably required by Lender to further carry out and consummate the transactions contemplated by this Credit Agreement and the other Loan Documents and to perfect or effect the purposes of this Credit Agreement and the other Loan Documents.

6.14                        Independence of Covenants.

All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists.

6.15                        Build-Out and Operation of the Licenses.

a.                                      As promptly as practicable after the last Initial Grant Date (and in any event within *** thereafter), Borrower shall cause to be formed a separate Borrower Subsidiary for the Licenses granted to Borrower and shall promptly (and in any event within *** following the formation of such Borrower Subsidiary) make the necessary filings with the FCC to obtain its consent to the assignment of each License granted to Borrower to the Borrower Subsidiary, and following receipt of such approval (if required), Borrower shall assign each such

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

License to the Borrower Subsidiary.  The Borrower Subsidiary that holds Licenses shall conduct no business nor incur any obligations other than under the Licenses and under this Credit Agreement, the other Loan Documents, the Interest Purchase Agreement, the SNR Security Agreement and any guarantees in respect of any of the foregoing.  In addition, Borrower shall cause to be formed a Borrower Subsidiary that will serve as the operating subsidiary and that will not acquire any Licenses.  Borrower shall not form nor acquire any Subsidiary that is not a Borrower Subsidiary.

b.                                      The Loan Parties shall use their respective commercially reasonable efforts to pursue the Build-Out and the operation of the License System with respect to each License, in each case pursuant to the Business Plan (as defined in the LLC Agreement), subject to the availability of adequate capital resources to effect the same (as determined in the reasonable business judgment of the Loan Parties).

c.                                       In the event of a termination of the Management Agreement or any replacement thereof, on or prior to the expiration of the applicable notice period for such termination, and provided that, if Lender (or its Subsidiary or other Affiliate) is the terminated manager, it has complied with the transition provisions of Section 10.4 of the Management Agreement, Borrower shall enter into a management agreement for the License Systems with another Person who is reasonably capable of providing a quality of service better or substantially similar to that provided by Lender under the Management Agreement.

6.16                        Dividends, Distributions or Return of Capital.

a.                                      Each Loan Party agrees that it shall not, without the prior approval of Lender, which approval may be withheld in Lender’s sole and absolute discretion, make any dividend, distribution or return of capital or other payments to any Loan Party or its Affiliates, except that (i) Borrower and the Borrower Subsidiaries may make Permitted Distributions to Guarantor (and Guarantor to its Members) or to SNR, as applicable; (ii) Borrower may make distributions to Guarantor for the payment of Guarantor’s expenses to the extent consistent with the Business Plan and budget then in effect under the LLC Agreement; (iii) Borrower may make payments of Management Fees to SNR pursuant to (and as defined in) Section 6.6 of the LLC Agreement and (iv) so long as no default shall have occurred and be continuing or would result therefrom, Borrower and the Borrower Subsidiaries may make distributions or returns of capital to Guarantor (and Guarantor to its Members) solely from Excess Cash, if, in the case of clause (iv) only, after giving effect to such proposed distribution or return of capital the aggregate amount of all such distributions and returns of capital paid or made in any fiscal year (including, without duplication, distributions described in clauses (i), (ii) and (iii) above) would be less than fifty percent (50%) of the Consolidated Net Income for the fiscal year immediately preceding the fiscal year in which such distribution or return of capital is paid or made.

b.                                      For purposes of this Section 6.16, the following term shall have the following meaning:

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

(i)                                     “Consolidated Net Income” means, for any fiscal year, the net income of Guarantor and its Subsidiaries (without giving effect to extraordinary gains or extraordinary losses) calculated on a consolidated basis, in accordance with GAAP consistently applied.

c.                                       Borrower shall not amend or waive (and Guarantor shall cause Borrower not to amend or waive) any term or provision of the Interest Purchase Agreement, the SNR Security Agreement or the SNR Pledge Agreement without the prior written consent of Lender, in its sole discretion (provided that if such amendment or waiver would not be adverse to the Lender’s rights and remedies under the Loan Documents, then the Lender shall not unreasonably withhold, condition or delay such consent).

6.17                        Liens.

No Loan Party shall create or permit to exist at any time, any mortgage, deed of trust, trust deed, lien, security interest, pledge, charge or other encumbrance against any of its property or assets (including any owned or leased real property or other real property estate) now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, except for Permitted Liens and except for the SNR Lien and the SNR Pledge Agreement, and shall, at its sole cost and expense, promptly take all such action as may be necessary duly to discharge, or cause to be discharged all such mortgages, deeds of trust, trust deeds, liens, security interests, pledges, charges or other encumbrances.

6.18                        Disposition of Assets.

Each Loan Party agrees that it shall not, without the prior written approval of Lender, which approval may be withheld in Lender’s sole and absolute discretion, sell, lease, convey, transfer, or otherwise dispose of its property or assets now owned or hereafter acquired except in the ordinary course of business, except for any Permitted Disposition and except to any wholly owned Subsidiary of Borrower; provided that the net cash proceeds from each such Permitted Disposition closed following any SNR exercise of its Put Right are paid to SNR to satisfy, in whole or in part, the obligations of Guarantor under the Put Right or the obligations of Borrower and the Borrower Subsidiaries under the Interest Purchase Agreement and any guarantees with respect thereto, the SNR Security Agreement and the SNR Pledge Agreement (and in each case, to the extent that there are net cash proceeds in excess of the amount required to satisfy such obligations, such excess is retained by Borrower as collateral subject to Lender’s security interest under the Loan Documents).

6.19                        Separateness Covenants.

a.                                      Each Loan Party shall, and shall cause each of its Subsidiaries to, (i) to the extent that such entities have one or more deposit accounts, each maintain their own deposit account or accounts, separate from the accounts of Lender and its Subsidiaries and joint ventures, with commercial banking institutions and (ii) not commingle their funds with those of Lender or any of its Subsidiaries or joint ventures;

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

b.                                      Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain separate addresses from the addresses of Lender and its Subsidiaries and joint ventures, or to the extent the any Loan Party or any of its Subsidiaries may have offices in the same location as Lender or any of its Subsidiaries or joint ventures, to maintain a fair and appropriate allocation of overhead costs among them, with each such entity bearing its fair share of such expense;

c.                                       Guarantor shall issue quarterly and annual consolidated financial statements from time to time as prepared in accordance with GAAP, consistently applied;

d.                                      Each Loan Party shall, and shall cause each of its Subsidiaries to, (i) each maintain its separate status as a limited liability company and (ii) each conduct its affairs in accordance with its certificate of formation and limited liability company agreement and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and managers’ meetings appropriate to authorize company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts, to the extent applicable;

e.                                       Each Loan Party shall not, and shall not permit any of its Subsidiaries to, (i) assume or guarantee any of the liabilities of, or pledge any of its assets as security for the liabilities of, Lender or any of its Subsidiaries or joint ventures or (ii) hold out the credit of Lender or any of its Subsidiaries or joint ventures as being able to satisfy the obligations of such Loan Party or any of its Subsidiaries (which shall be deemed not to refer to any disclosure by such Loan Party or any of its Subsidiaries of any capital contributions or loans that Lender or any of its Subsidiaries is required to make to such Loan Party or any of its Subsidiaries or of any other obligations that Lender or any of its Subsidiaries is required to perform for the benefit of such Loan Party or any of its Subsidiaries), except with respect to any guarantees or assumptions of indebtedness or other liabilities that have been expressly agreed to by Lender or any of its Subsidiaries in writing;

f.                                        Each Loan Party shall not, and shall cause each of its Subsidiaries not to, authorize the use of its name or trademarks or service marks by Lender or any of its Subsidiaries or joint ventures, except pursuant to a written license agreement;

g.                                       Each Loan Party shall not, and shall not permit any of its Subsidiaries to, except as permitted under the Trademark License Agreement, conduct its own business with suppliers of goods and services, lenders or purchasers of securities in the name of Lender or any of its Subsidiaries or joint ventures; and

h.                                      If any Loan Party or any of its Subsidiaries obtains actual knowledge that Lender or any of its Subsidiaries or joint ventures has represented or indicated to any supplier of goods and services to, lender to or purchaser of securities of any Loan Party or any of its Subsidiaries that the credit of Lender or any of its Subsidiaries or joint ventures is

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

available to satisfy the obligations of any Loan Party or any of its Subsidiaries (which shall be deemed not to refer to any disclosure by Lender or any of its Subsidiaries or joint ventures of any capital contributions or loans that Lender or any of its Subsidiaries is required to make to any Loan Party or any of its Subsidiaries or of any other obligations that Lender or any of its Subsidiaries is required to perform for the benefit of any Loan Party or any of its Subsidiaries), other than with respect to any guarantees or assumptions of indebtedness or other liabilities that have been expressly agreed to by Lender or any of its Subsidiaries in writing, then each such Loan Party shall, and shall cause each of its Subsidiaries to, provide written notice to any person to whom such representation or indication was made, to make clear that the credit of Lender and its Subsidiaries and joint ventures is not available to satisfy the obligations of such Loan Party or any of its Subsidiaries, other than with respect to any guarantees or assumptions of indebtedness or other liabilities that have been expressly agreed to by Lender or any of its Subsidiaries in writing.

Section 7.                                        Events of Default and their Effect

7.1                               Events of Default.

The occurrence and continuance of any of the following shall constitute an Event of Default under this Credit Agreement and the Note (each, an “Event of Default”):

a.                                      Failure to Pay. Borrower fails to pay when due and payable any principal payment, interest or other payment required under the terms of this Credit Agreement or the Note that is not cured within five (5) Business Days after the date on which Lender delivers notice to Borrower that such payment is past due; or

b.                                      Breaches of Other Covenants. Any Loan Party fails to observe or perform in any material respect any covenant, obligation or agreement contained in this Credit Agreement or any covenant, obligation or agreement under any of the other Loan Documents (or, with respect to any portion of any such covenant, obligation or agreement which is qualified by materiality, any Loan Party fails to observe or perform such portion of such covenant, obligation or agreement in any respect, taking into account such qualifications) and such failure shall continue unremedied for thirty (30) days after the earlier of (i) notice thereof from Lender or (ii) the actual knowledge of such failure by a senior executive officer of such Loan Party; provided, however, that a failure to observe any covenant set forth in Section 6.11, Section 6.16 or Section 6.18 shall constitute an Event of Default immediately upon the occurrence thereof and without any cure period; provided, further, that no such failure shall be an Event of Default if such failure was caused by Lender or one of its Subsidiaries or other Affiliates (whether as Lender, the Management Company or otherwise) or consented to by Lender or one of its Subsidiaries or other Affiliates; or

c.                                       Bankruptcy or Insolvency Proceedings. (i) Any Loan Party (A) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (B) is unable, or admits in writing its inability, to pay its debts generally as they mature; (C) makes a general assignment for the benefit of its or

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

any of its creditors; (D) is dissolved or liquidated in full or in part; (E) becomes insolvent (as such term may be defined or interpreted under Applicable Law); (F) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or (G) takes any action for the purpose of effecting any of the foregoing or (ii) a case or proceeding under the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law of any jurisdiction now or hereafter in effect is filed against any Loan Party or all or any part of its properties and such application is not dismissed, bonded or discharged within sixty (60) days after the date of its filing or such Loan Party shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of any such action or proceeding or the relief requested is granted sooner; or

d.                                      Representations and Warranties. Any representation or warranty made by any Loan Party herein or in any other Loan Document shall be false as of the date made (or deemed made) in any material respect, and not cured prior to the expiration of any applicable cure period, (except that no breach of any representation or warranty made by any Loan Party in Section 5.4, 5.6 or 5.7 shall be an Event of Default if such breach was caused by Lender or one of its Subsidiaries or other Affiliates (whether as Lender, the Management Company or otherwise) or consented to by Lender or one of its Subsidiaries or other Affiliates; or

e.                                       Change in Control. The occurrence of any Borrower Change in Control Event or Guarantor Change in Control Event; or

f.                                        Termination of LLC Agreement. The termination of the LLC Agreement in accordance with its terms; or

g.                                       Loan Documents. Any Loan Document ceases to be in full force and effect or any lien in favor of Lender ceases to be, or is not, valid, perfected and prior to all other liens and security interests (other than Permitted Liens and the SNR Lien), except (i) as a result of Lender’s relinquishment of possession of any unit certificates, promissory notes or other documents delivered to it under the Security Agreement or the Pledge Agreement; (ii) where the perfection of such liens is pending during the transmission to the appropriate filing office of applicable and appropriate documentation required by Applicable Law to perfect such liens; (iii) with respect to intellectual property collateral, where the perfection of such liens may not be accomplished by recording in the United States Patent and Trademark Office and/or the United States Copyright Office and the filing of Uniform Commercial Code financing statements or where the time period contemplated in the applicable Security Agreement has not expired or (iv) as a result of the release of such lien as a result of a Permitted Disposition or other disposition hereunder in accordance with the terms of the Intercreditor and Subordination Agreement, the Security Agreement or the Pledge Agreement; or

h.                                      Loss of Status. SNR or any Loan Party admits, or it is determined in an order, notice or ruling of the FCC, that SNR or any Loan Party holding FCC Licenses has ceased to qualify as a “very small business” under FCC Rules, including but not limited to,

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Sections 1.2110(b), and 27.1106(a)(2) of the FCC Rules, if such qualification is then required under FCC Rules in order for Borrower and the Borrower Subsidiaries to retain the Auction Benefits; or

i.                                          Cross Default. Any Loan Party (i) defaults in making payments of any indebtedness permitted under Section 6.9 that is outstanding in a principal amount of at least Five Million and No Dollars ($5,000,000.00) (but excluding indebtedness outstanding hereunder or under the Interest Purchase Agreement or Article 8 of the LLC Agreement) on the scheduled due date with respect thereto beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created; (ii) defaults in making any payment of any interest on such indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created or (iii) defaults in the observance or performance of any other agreement or condition relating to such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, in each case, beyond the applicable grace period, if any, which default permits the lender thereunder to declare such indebtedness to be due and payable prior to its stated maturity; provided, however, that any such default by a Loan Party shall not be an Event of Default hereunder if and to the extent that, and for so long as, such Loan Party’s default is proximately caused by Lender’s (or its assignee’s) failure to satisfy its funding obligations under this Credit Agreement or the LLC Agreement; or

j.                                         Borrower Material Adverse Effect.  A Borrower Material Adverse Effect caused directly or indirectly by any Loan Party that could have an adverse effect on the Licenses.

7.2                               Remedies Upon Event of Default.

a.                                      If any Event of Default shall occur and be continuing then Lender, upon notice to the Borrower, may do any or all of the following: (i) terminate or reduce the commitment of Lender to make Loans to Borrower under this Credit Agreement; (ii) declare all obligations of Borrower hereunder and under the Note to be immediately due and payable, whereupon the Borrower Obligations hereunder and under the Note shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or in any other Loan Document to the contrary notwithstanding; (iii) enforce its rights under any one or more of the Loan Documents in accordance with Applicable Law; (iv) subject to prior FCC approval, if required, without any obligation to do so, make disbursements to or on behalf of Borrower or any of its Subsidiaries to cure any default and render any performance under any other agreement by Borrower or any of the Borrower Subsidiaries and (v) subject to prior FCC approval, if required, perform on behalf of Borrower or any of the Borrower Subsidiaries any and all work and labor necessary to build, operate and maintain the License System; provided that upon the occurrence of any Event of Default under Section 7.1(c), 7.1(e) or 7.1(h) the commitment of Lender shall immediately terminate and all Borrower Obligations shall automatically become immediately due and payable without notice or demand of any kind.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

b.                                      Upon the occurrence of any Event of Default and at any time thereafter so long as any Event of Default shall be continuing, Lender may proceed to protect and enforce this Credit Agreement, the Note and the other Loan Documents by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted, or for foreclosure hereunder, or for the appointment of a receiver or receivers for the collateral subject to the applicable Loan Documents or for the recovery of judgment for the indebtedness secured thereby or for the enforcement of any other proper, legal or equitable remedy available under Applicable Law.

c.                                       Borrower shall pay to Lender forthwith upon demand any and all expenses, costs and other amounts to the extent due hereunder or under the other Loan Documents, whether incurred before, after or during the exercise of any of the foregoing remedies, including all reasonable legal fees and other reasonable costs and expenses incurred by Lender by reason of the occurrence of any Event of Default, the enforcement of this Credit Agreement and the other Loan Documents and/or the preservation of Lender’s rights hereunder and under the other Loan Documents.

d.                                      Any and all remedies of Lender hereunder, including those described in Sections 7.2(a) through (c), inclusive, above are subject to the terms of the Intercreditor and Subordination Agreement and must be exercised in accordance therewith.

Section 8.                                        Miscellaneous

8.1                               Entire Agreement.

This Credit Agreement and the other Loan Documents, together with any schedules and exhibits hereto and thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior and all contemporaneous oral or written negotiations, proposals, offers, agreements, commitments and understandings relating to such subject matter.

8.2                               Successors and Assigns.

Neither this Credit Agreement nor any Loan Documents may be assigned by any Loan Party without the consent of Lender, which consent may be withheld in its sole and absolute discretion.  Lender may assign all or a portion of its rights under this Credit Agreement or any Loan Documents to an Affiliate of Lender without the consent of the Loan Parties; provided that such Affiliate of Lender agrees to be bound by all of the terms hereof and thereof and of the Intercreditor and Subordination Agreement; provided, further, that, unless Borrower otherwise consents in its sole and absolute discretion, Lender shall remain obligated under this Credit Agreement to make all Loans required hereunder.  In addition, Lender may assign all of its rights under this Credit Agreement and the Loan Documents to a creditworthy third party who purchases all of the membership interests in Guarantor owned by Lender and its Affiliates without the consent of the Loan Parties; provided that Lender and its Affiliates have complied

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

with the requirements of Section 7.1(a) of the LLC Agreement; provided, further, that unless Borrower otherwise consents in its sole and absolute discretion, Lender shall remain obligated under this Credit Agreement to make all Loans required hereunder (and not otherwise made by the assignee) until the date that is one hundred eighty (180) days after the date of such assignment.  Except as provided in the immediately preceding proviso, no such permitted assignment shall relieve any party hereto of any liability for a breach of this Credit Agreement or of any other Loan Document or of the Intercreditor and Subordination Agreement by such party or its assignee.  This Credit Agreement, the Loan Documents and the Intercreditor and Subordination Agreement each shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs or successors in interest.

8.3                               Remedies Cumulative.

Notwithstanding anything to the contrary herein, all rights, powers and remedies provided to Lender under this Credit Agreement and under the other Loan Documents or otherwise available in respect hereof or thereof, at law or in equity, shall not be mutually exclusive and shall be cumulative and not alternative, and the exercise or beginning of the exercise of any one or more right, power or remedy thereof by Lender pursuant to this Credit Agreement or the other Loan Documents shall not preclude the simultaneous or later exercise by Lender of any other such right, power or remedy by Lender hereunder or under Applicable Law or the principles of equity.

8.4                               Indemnity; Reimbursement of Lender.

a.                                      Each Loan Party agrees to indemnify, defend and hold Lender and its Affiliates, directors, employees, attorneys or agents harmless from and against any and all claims, demands, losses, judgments and liabilities (including but not limited to, liabilities for penalties) of any nature (“Claims”), and to reimburse Lender for all reasonable and documented out-of-pocket costs and expenses, including reasonable attorneys’ fees and expenses, arising from any of the Loan Documents or the exercise of any right or remedy granted to Lender hereunder or thereunder, other than any Claim (including of Borrower) arising from Lender’s gross negligence, willful misconduct or bad faith, or from Lender’s failure to comply with its obligations under this Credit Agreement or any other Loan Document.  In no event shall Lender be liable for any matter or thing in connection with the Loan Documents other than to account for moneys actually received by Lender in accordance with the terms hereof.  In addition, in no event shall any party hereto be liable for any indirect, incidental, consequential or special damages (including damages for harm to business, lost revenues, lost savings, or lost profits suffered by any of the Loan Parties, Lender or other Persons), regardless of the form of action, whether in contract, warranty, strict liability, or tort, including negligence of any kind whether active or passive, and regardless of whether Lender or the Loan Parties knew of the possibility that such damages could result.

b.                                      All indemnities contained in this Section 8.4 and elsewhere in this Credit Agreement shall survive the expiration or earlier termination of this Credit Agreement.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

8.5                               Highest Lawful Rate.

Anything herein to the contrary notwithstanding, the obligations of Borrower on the Note shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent that contracting for or receipt thereof would be contrary to provisions of any Applicable Law applicable to Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by Lender, as determined by a final Judgment of a court of competent jurisdiction.  Any interest paid in excess of such highest rate shall be applied to the principal balance of the Borrower Obligations.

8.6                               Counterparts.

This Credit Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

8.7                               Amendment; Waiver.

Neither this Credit Agreement nor any provision hereof may be amended, modified, or waived except in a writing signed by the parties.  No failure or delay of any party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce any such right or power, preclude any other further exercise thereof or the exercise of any other right or power.  No waiver by any party of any departure by any other party from any provision of this Credit Agreement shall be effective unless the same shall be in a writing signed by the party against which enforcement of such waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice or similar communication by any party to another shall entitle such other party to any other or further notice or similar communication in similar or other circumstances, except as specifically provided herein.

8.8                               Payments on Business Days.

Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

8.9                               Expenses.

Except as specifically provided herein, each party hereto shall pay all costs and expenses incurred by it or on its behalf in connection with this Credit Agreement, including the preparation of this Credit Agreement, and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees, and expenses of its own consultants, accountants, and counsel.  Notwithstanding the foregoing, Borrower shall pay, immediately

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

when due, all present and future stamp and other like duties and applicable taxes, if any, to which this Credit Agreement may be subject or give rise.

8.10                        Notices.

All notices or requests that are required or permitted to be given pursuant to this Credit Agreement shall be given in writing and shall be sent by facsimile transmission, or by first-class certified mail, postage prepaid, or by overnight courier service, charges prepaid, to the party to be notified, addressed to such party at the address(es) set forth below, or sent by facsimile to the fax number(s) set forth below, or such other address(es) or fax number(s) as such party may have substituted by written notice (given in accordance with this Section) to the other party.  The sending of such notice with confirmation of receipt of the complete transmission (in the case of facsimile transmission) or receipt of such notice (in the case of delivery by first-class certified mail or by overnight courier service) shall constitute the giving thereof.

If to be given to Borrower:	If to be given to Lender:
Attn: John Muleta	American AWS-3 Wireless III L.L.C.
Attn: EVP, Corporate Development

If by overnight courier service:	If by overnight courier service:
200 Little Falls Street, Suite 102	9601 South Meridian Blvd.
Falls Church, VA 22046	Englewood, Colorado 80112

If by first-class certified mail:
If by first-class certified mail:	P.O. Box 6655
200 Little Falls Street, Suite 102	Englewood, Colorado 80155
Falls Church, VA 22046

If by facsimile:	If by facsimile:
Fax #: (888) 804-0321	Fax #: (303) 723-2020

cc: Venable LLP	cc: Office of the General Counsel
Spear Tower	American AWS-3 Wireless III L.L.C.
One Market Plaza
Suite 4025	If by overnight courier service:
San Francisco, CA 94105 Attention: Arthur E. Cirulnick	Same address as noted above for Lender overnight courier delivery
Fax: (415) 653-3755

If by first-class certified mail:

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

Same address as noted above for Lender first- class certified mail delivery

If by facsimile:
Fax #: (303) 723-2050

8.11                        Severability.

Subject to Section 8.12, each provision of this Credit Agreement shall be construed as separable and divisible from every other provision and the enforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision.  In the event that a court or administrative body of competent jurisdiction holds any provision of this Credit Agreement to be invalid, illegal, void or less than fully enforceable as to time, scope or otherwise, the parties agree that such provision shall be construed by limiting and reducing it so that such provision is valid, legal, and fully enforceable while preserving to the greatest extent permissible the original intent of the parties; the remaining terms and conditions of this Credit Agreement shall not be affected by such alteration, and shall remain in full force and effect.

8.12                        Reformation.

a.                                      If the FCC should (i) change any FCC Rule in a manner that would adversely affect the enforceability of this Credit Agreement; (ii) directly or indirectly reject or take action to challenge the enforceability of this Credit Agreement or (iii) take any other steps whatsoever, on its own initiative or by petition from another Person, to challenge or deny the transactions contemplated hereby or the eligibility of the License Company to hold any of the licenses won in the Auction or the ability of the License Company to realize the Auction Benefits (each, an “Adverse FCC Action”), then the parties shall promptly consult with each other and negotiate in good faith to reform and amend this Credit Agreement so as to eliminate or amend to make unobjectionable any portion that is the subject of any Adverse FCC Action (each, an “Adverse FCC Action Reformation”).  Furthermore, subject to consent in writing by Lender, in the event of an Adverse FCC Action, the parties other than Lender (the “Non-American III Parties”) shall use their best efforts with respect to all aspects of the Adverse FCC Action to agree upon an Adverse FCC Action Reformation with Lender; provided, however, that in the event that an element of any such Adverse FCC Action materially adversely impacts the material economic benefits of the Non-American III Parties (each, an “Economic Element”), then the Non-American III Partiess may use commercially reasonable efforts solely with respect to the Economic Element of the Adverse FCC Action to agree upon an Adverse FCC Action Reformation with Lender.  None of the parties hereto shall take any action that is reasonably likely to contribute to such Adverse FCC Action.

b.                                      If the FCC should determine that a portion of this Credit Agreement or any of the other Loan Documents, after having been reformed pursuant to paragraph (a) above, continues to violate FCC Rules, then such provisions shall be null and void

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

and the remainder of this Credit Agreement and the other Loan Documents shall continue in full force and effect; provided that the relative economic and other rights and benefits expected to be derived by the parties hereunder are preserved.

8.13                        Governing Law.

This Credit Agreement shall be construed in accordance with and governed by the internal laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction, without regard to principles of conflicts of law provisions of that or of any other state, all rights and remedies being governed by said laws.

8.14                        Arbitration.

a.                                      Arbitration.  Any controversy or claim arising out of or relating to this Credit Agreement or any of the other Loan Documents, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  Within *** after the commencement of arbitration, each party shall select one Person to act as arbitrator and the two selected shall select a third arbitrator within *** of their appointment.  If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association.  The place of arbitration shall be Chicago, Illinois or such other place as the parties may agree.  The arbitrators shall be knowledgeable in the wireless broadband industry and public auctions of FCC licenses.  Notwithstanding the foregoing, if the arbitration is consolidated with a then pending arbitration proceeding pursuant to Section 8.14(d), then the arbitrators and the place of arbitration for such then pending proceeding shall be the arbitrators and place of arbitration hereunder.

b.                                      Interim Relief.  Any party may apply to the arbitrators seeking injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved.  Either party also may, without waiving any remedy under this Credit Agreement or any of the other Loan Documents, seek from any court having jurisdiction any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal (or pending the arbitral tribunal’s determination of the merits of the controversy).

c.                                       Award.  The award shall be made within *** of the filing of the notice of intention to arbitrate, and the arbitrators shall agree to comply with this schedule before accepting appointment.  However, this time limit may be extended by agreement of the parties and the arbitrators if necessary.

d.                                      Consent to Consolidation of Arbitrations.  Each party irrevocably consents to consolidating any arbitration proceeding under this Credit Agreement and/or any of the other Loan Documents with any other arbitration proceedings involving any party that may

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

be then pending that are brought under the LLC Agreement, the Trademark License Agreement or the Management Agreement.

e.                                       Venue.  Each party hereto irrevocably and unconditionally consents to the exclusive jurisdiction of the courts of the State of Delaware and of the United States District Courts located in the State of Delaware for entering of any judgment on the award rendered by the arbitrators; provided that if such courts do not have jurisdiction to enforce such judgment, then the parties may enter such judgment in any other court having jurisdiction thereof.

8.15                        Lender’s Discretion.

Unless this Credit Agreement shall otherwise expressly provide, Lender shall have the right to make any decision, grant or withhold any consent, and exercise any other right or remedy hereunder in its sole and absolute discretion.

8.16                        No Third-Party Beneficiaries.

This Credit Agreement is entered into solely for the benefit of the parties and no Person, other than the parties and their respective successors and permitted assigns, may exercise any right or enforce any obligation hereunder, and nothing herein expressed or implied will create or be construed to create any third-party beneficiary rights hereunder. Notwithstanding the foregoing, nothing in this Credit Agreement shall impair, as between the Borrower and the Borrower Subsidiaries and SNR, or as between the Borrower and the Borrower Subsidiaries and Lender, the obligations of the Borrower and the Borrower Subsidiaries to pay principal, interest, fees, and other amounts as provided in the Interest Purchase Agreement or the SNR Security Documents, or in the Intercreditor and Subordination Agreement or the Loan Documents, respectively.

8.17                        Further Assurances.

Each party shall execute and deliver any such further documents and shall take such further actions as any other party may at any time or times reasonably request, at the expense of the requesting party, consistent with the provisions hereof in order to carry out and effect the intent and purposes of this Credit Agreement.

[Remainder of Page Intentionally Blank; Signature Page Follows]

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

IN WITNESS WHEREOF, the parties hereto have signed this Credit Agreement, or have caused this Credit Agreement to be signed in their respective names by an officer, hereunto duly authorized, on the date first written above.

AMERICAN AWS-3 WIRELESS III L.L.C.,	SNR WIRELESS LICENSECO, LLC
as Lender	as Borrower

By SNR Wireless HoldCo, LLC, Its sole member
By SNR Wireless Management, LLC, Its Manager
By:	By Atelum LLC, Its Manager
Name:
Title:

By:
Name: John Muleta
Title: Managing Member

SNR WIRELESS HOLDCO, LLC
as Guarantor

By SNR Wireless Management, LLC, Its Manager
By Atelum LLC, Its Manager

By:
Name: John Muleta
Title: Managing Member

SIGNATURE PAGE TO CREDIT AGREEMENT

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

FIRST AMENDMENT TO THE FIRST AMENDED AND RESTATED

CREDIT AGREEMENT BETWEEN AMERICAN AWS-3 WIRELESS III L.L.C., SNR

WIRELESS LICENSECO, LLC AND SNR WIRELESS HOLDCO, LLC

This First Amendment (“Amendment”) to the First Amended and Restated Credit Agreement of American AWS-3 Wireless III L.L.C. (“Lender”), SNR Wireless LicenseCo, LLC (“Borrower”), and SNR Wireless HoldCo, LLC (“Guarantor”) dated as of October 13, 2014 (the “Credit Agreement”) is made and entered into as of February 12, 2015.

WHEREAS, in connection with the auction designated by the Federal Communications Commission as Auction Number 97 (the “Auction”), Lender, Borrower and Guarantor desire to modify the way in which the Winning Bidder Balance Amount Loan is made and to ratify the manner in which the loan for the Initial Loan Amount was made.

NOW THEREFORE, in consideration of the mutual promises and obligations contained herein and in the Credit Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Credit Agreement on the terms and conditions contained herein.

Notwithstanding Section 2.2 of the Credit Agreement, the parties hereto have agreed as follows:

1.              Lender may make the Winning Bidder Balance Amount Loan via direct payment to the FCC on behalf of the Borrower on or prior to March 2, 2015 simultaneously with the $115,845,300.44 capital contribution being made by Lender pursuant to Section 2 of the First Amendment to the First Amended and Restated Limited Liability Company Agreement of Guarantor of even date herewith.

2.              Lender, Borrower and Guarantor hereby ratify the $350,200,000.00 loan made by Lender on October 15, 2014 via direct payment to the FCC on behalf of the Borrower, as a loan of the Initial Loan Amount under Section 2.2(a)(i) of the Credit Agreement.

3.              Terms used herein without definition shall have the meanings set forth in the Credit Agreement.  Except as specifically agreed and amended hereby, the Credit Agreement remains in full force and effect.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

AMERICAN AWS-3 WIRELESS III L.L.C.
as Lender

By:
Name:
Title:

SNR WIRELESS LICENSECO, LLC
as Borrower
By SNR Wireless HoldCo, LLC, Its sole member
By SNR Wireless Management, LLC, Its Manager
By Atelum LLC, Its Manager

By:
Name:	John Muleta
Title:	Managing Member

SNR WIRELESS HOLDCO, LLC
as Guarantor
By SNR Wireless Management, LLC, Its Manager
By Atelum LLC, Its Manager

By:
Name:	John Muleta
Title:	Managing Member

*** Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. Copies of the exhibit containing the redacted portions have been filed separately with the Securities and Exchange Commission subject to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act.